Exhibit 99.1

Contact:	610-337-1000 Simon Bowman, ext. 3645 Shelly Oates, ext. 3202	For Immediate Release June 25, 2013

UGI Corporation to Host Investor Teach-In Event Focusing on UGI International

VALLEY FORGE, Pa., June 25 — UGI Corporation (NYSE: UGI) announced today that it will host an investor conference call and webcast on Tuesday, July 2, 2013 at 11:00 AM ET to discuss UGI International, UGI Corporation’s European business. The teach-in will provide a detailed review of UGI International’s history, financial outlook, and growth opportunities. The call will consist of thirty minutes of prepared remarks followed by a live question-and-answer period.

Participants will include:

•	John Walsh, President and CEO, UGI Corporation

•	Kirk Oliver, CFO, UGI Corporation

•	Eric Naddeo, CEO, Antargaz

•	Reinhard Schoedlbauer, CEO, Flaga, GmbH

•	Neil Murphy, CEO, AvantiGas Limited

•	Paul Ladner, Vice President, Marketing — Europe

Interested parties may access the conference call by dialing 1-877-317-6789 (international callers use 1-412-317-6789), conference number 10030179, or by listening to the audio webcast on the Internet both live and in replay at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website, http://www.ugicorp.com and clicking on Investor Relations. The event will be accompanied by a slide presentation.

About UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in the Mid-Atlantic region. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE:APU), the nation’s largest retail propane distributor.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

C-09 # # # 6/25/13